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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation



             Listed are the subsidiaries of ACMAT Corporation:



                                                                                                  STATE OF
                  NAME                                           OWNERSHIP                      INCORPORATION
                  ----                                           ---------                      -------------
           ACMAT Companies, Inc.                                    100%                           Delaware


           AMINS, Inc.                                              100%                          Connecticut


           Geremia Electric Co.                                     100%                          Connecticut


           ACSTAR Holdings, Inc.                                    100%                          Delaware

           ACSTAR Insurance Co. (1)                                 100%                          Illinois


           ACMAT of Texas, Inc.                                     100%                          Delaware


           United Coastal Insurance Company (2)                      66%                          Arizona


           (1) Owned 100% by ACSTAR Holdings, Inc.

           (2) Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance
               Company


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